Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On December 10, 2003, Manpower Inc. entered into an agreement and plan of merger with Right Management Consultants, Inc. providing for Manpower or a subsidiary of Manpower to acquire all of the outstanding shares of Right common stock by means of an exchange offer and a subsequent merger of a wholly owned subsidiary of Manpower with and into Right. The exchange offer and the merger are referred to as the transaction. The following unaudited pro forma condensed combined financial data give effect to the transaction using the purchase method of accounting, and also reflect Right's 2002 acquisitions, including the acquisition of Atlas Group Holdings Limited, the parent company of Coutts Consulting Group, Ltd. The unaudited pro forma condensed combined statements of operations give effect to the foregoing events as if they had been consummated on January 1, 2002. The unaudited pro forma condensed combined balance sheet gives effect to the transaction as if it had been consummated on September 30, 2003. Assumptions underlying the pro forma adjustments are described in the accompanying notes which should be read in conjunction with the unaudited pro forma condensed combined financial data.

The actual purchase accounting adjustments described in the accompanying notes will be made as of the closing date of the acquisition and may differ from those reflected in the unaudited pro forma condensed combined financial data. Based on an analysis of fair value, the excess of the purchase price over the fair value of net tangible assets on Right's balance sheet will be allocated to identifiable intangible assets and goodwill. Manpower is currently in the process of obtaining the data necessary to determine the fair value and related useful lives of tangible and identifiable intangible assets. The total estimated amount of goodwill and identified intangible assets is $693.3 million. Because the valuation has not been completed, the actual amount of goodwill and identifiable intangible assets, and the related average useful lives, could vary from these estimates.

The pro forma adjustments related to the purchase price allocation are preliminary and based on information obtained to date and are subject to revision as additional information becomes available. Revisions to the preliminary purchase price allocation may have a significant impact on the pro forma amounts of total assets, total liabilities, shareholders' equity, cost of sales, selling and administrative expenses, depreciation and amortization and interest expense.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations for future periods or the results that actually would have been realized had Manpower and Right been a combined company during the periods presented. Manpower expects that it will incur non-recurring merger and integration charges as a result of this transaction. However, this pro forma information does not reflect these merger and integration charges. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with the historical consolidated financial statements and the notes thereto of Manpower and Right which were previously reported in, respectively, Manpower's and Right's Annual Reports on Form 10-K for the year ended December 31, 2002, which are hereby incorporated herein by reference.

Unaudited Pro Forma Condensed Combined Statement of Operations
Nine Months Ended September 30, 2003
(In millions, except per share data)

	Historical				Pro Forma Combined
	Manpower	Right	Pro Forma Adjustments

Revenue from services	$8,895.3	$344.2	$-		$9,239.5
Cost of services	7,358.2	131.5	-		7,489.7

Gross profit	1,537.1	212.7	-		1,749.8
Selling and administrative expenses	1,368.3	156.6	(4.2	)F	1,529.8
			9.1	G

Operating profit	168.8	56.1	(4.9)		220.0
Interest and other expenses	27.2	4.4	(4.6 2.1	)A B	29.1

Earnings before income taxes	141.6	51.7	(2.4)		190.9
Provision for income taxes	53.8	21.0	(.9	)I	73.9

Net earnings	$87.8	$30.7	$(1.5)		$117.0

Net earnings per share-basic	$1.13				$1.35

Net earnings per share-diluted	$1.12				$1.32

Weighted average shares-basic	77.5		9.2		86.7

Weighted average shares-diluted	78.4		10.1		88.5

The accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements are an integral part of this statement.

Unaudited Pro Forma Condensed Combined Statement of Operations
Year Ended December 31, 2002
(In millions, except per share data)

	Historical					Pro Forma Combined
	Manpower	Right	Transaction Pro Forma Adjustments		Right Acquisitions Pro Forma Adjustments H

Revenue from services	$10,610.9	$472.1	$-		$31.7	$11,114.7
Cost of services	8,700.5	181.5	-		12.5	8,894.5

Gross profit	1,910.4	290.6	-		19.2	2,220.2
Selling and administrative expenses	1,675.6	214.1	(.8 (3.8 12.2	)A )F G	16.5	1,913.8

Operating profit	234.8	76.5	(7.6)		2.7	306.4
Interest and other expenses	46.8	7.6	(4.7 2.7	)A B	.4	52.8

Earnings before income taxes	188.0	68.9	(5.6)		2.3	253.6
Provision for income taxes	74.8	30.6	(2.1	)I	.6	103.9

Net earnings	$113.2	$38.3	$(3.5)		$1.7	$149.7

Net earnings per share-basic	$1.48					$1.75

Net earnings per share-diluted	$1.46					$1.70

Weighted average shares-basic	76.4		9.2			85.6

Weighted average shares-diluted	77.7		10.1			87.8

The accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements are an integral part of this statement.

Unaudited Pro Forma Condensed Combined Balance Sheet
September 30, 2003
(In millions)

	Historical				Pro Forma Combined
	Manpower	Right	Pro Forma Adjustments
ASSETS
Current assets:
Cash and cash equivalents	$287.5	$17.0	$(38.8	)A	$264.9
			(.8	)C
Accounts receivable, net	2,576.3	82.3	-		2,658.6
Prepaid expenses and other assets	76.7	9.3	-		86.0
Future income tax benefits	81.0	1.6	-		82.6

Total current assets	3,021.5	110.2	(39.6)		3,092.1
Other assets:
Goodwill and other intangible assets, net	563.1	266.7	693.7	D	1,256.8
			(266.7	)E
Investments in licenses	64.8	-	-		64.8
Other assets	312.4	22.9	(2.6	)A	252.2
			(86.5	)D
			6.0	E

Total other assets	940.3	289.6	343.9		1,573.8
Property and equipment:
Land, buildings, leasehold improvements and equipment	582.0	107.4	-		689.4
Less: accumulated depreciation and amortization	396.6	67.7	-		464.3

Net property and equipment	185.4	39.7	-		225.1

Total assets	$4,147.2	$439.5	$304.3		$4,891.0

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$524.3	$21.4	$14.8	D	$560.5
Employee compensation payable	115.3	17.4	-		132.7
Accrued liabilities	372.3	74.7	-		447.0
Accrued payroll taxes and insurance	420.4	.4	-		420.8
Value added taxes payable	391.7	3.8	-		395.5
Short-term borrowings and current maturities of long-term debt	14.2	21.3	(18.7	)A	16.8

Total current liabilities	1,838.2	139.0	(3.9)		1,973.3
Other liabilities:
Long-term debt	788.0	105.1	( 20.1	)A	873.0
Other long-term liabilities	339.7	18.4	(.8	)C	369.8
			12.5	D

Total other liabilities	1,127.7	123.5	(8.4)		1,242.8
Shareholders' equity:
Common stock	.9	.3	.1	D	1.0
			(.3	)E
Capital in excess of par value	1,714.9	33.4	493.5	D	2,208.4
			(33.4	)E
Accumulated deficit	(209.7)	138.7	(136.1	)E	(209.7)
			(2.6	)A
Accumulated other comprehensive income (loss)	(41.0)	18.5	(18.5	)E	(41.0)
Treasury stock, at cost	(283.8)	(13.9)	13.9	E	(283.8)

Total shareholders' equity	1,181.3	177.0	316.6		1,674.9

Total liabilities and shareholders' equity	$4,147.2	$439.5	$304.3		$4,891.0

The accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements are an integral part of this balance sheet.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

1.    BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial statements reflect the fact that on December 10, 2003, Manpower entered into an agreement and plan of merger with Right providing for Manpower or a subsidiary of Manpower to acquire all of the outstanding shares of Right common stock by means of an exchange offer and a subsequent merger.

The unaudited pro forma condensed combined balance sheet is based on the historical balance sheets of Manpower and Right and has been prepared to reflect the transaction as if it had been consummated on September 30, 2003. The unaudited pro forma condensed combined statements of operations combine the historical results of operations of Manpower and Right for the nine months ended September 30, 2003 and the year ended December 31, 2002, and have been prepared to reflect the transaction, as well as Right's 2002 acquisitions, including the acquisition of Atlas Group Holdings Limited, the parent company of Coutts Consulting Group, Ltd., as if they had been consummated on January 1, 2002. Historical amounts for Right included in the unaudited pro forma condensed combined financial statements have been reclassified to conform with Manpower's presentation.

You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have occurred had Manpower and Right been combined during these time periods or the future results that may be achieved after the transaction.

On a combined basis, there were no transactions between Manpower and Right during the periods presented.

There are no significant differences between the accounting policies of Manpower and Right.

The pro forma combined provision for income taxes and the pro forma combined balances of deferred taxes may not represent the amounts that would have resulted had Manpower and Right filed consolidated income tax returns during the periods presented.

2.    PRELIMINARY PURCHASE PRICE

The unaudited pro forma condensed combined financial statements reflect an estimated purchase price of approximately $640.0 million. The fair value of Manpower common stock to be issued in the transaction was based on a price of $48.40, which was the average of the average daily high and low sale price per share of Manpower common stock on the New York Stock Exchange for the ten trading days ending on January 16, 2004.

The estimated purchase price is based on the issuance of 0.3874 of a share of Manpower common stock for each of Right's 22,836,087 outstanding shares of common stock in the transaction.

The estimated purchase price also reflects the conversion of each option to purchase shares of Right common stock into options to purchase a number of shares of Manpower common stock by multiplying the number of shares subject to such Right stock option by the exchange rate of 0.3874. Manpower used $48.40 as the per share price in calculating the estimated fair value of options using the Black-Scholes option pricing model.

Based on the Manpower average trading price of $48.40, the unaudited pro forma net earnings per share is:

	Nine Months Ended September 30, 2003	Year Ended December 31, 2002
Net earnings per share-basic	$1.35	$1.75
Net earnings per share-diluted	1.32	1.70

The estimated acquisition-related costs consist primarily of investment banking, legal and accounting fees, printing costs and other external costs directly related to the transaction.

The estimated purchase price also includes an accrual for a severance agreement and the liability resulting from the accelerated vesting of Right's supplemental executive retirement plan, or SERP. The liability resulting from the accelerated vesting of the SERP was based on a preliminary actuarial valuation. Deferred tax assets were established for these items.

The estimated total purchase price for Right is as follows (in millions):

Fair value of Manpower common stock issued	$428.2
Estimated fair value of Right stock options to be assumed	65.4
Long-term debt repaid upon change of control	123.8
Estimated merger-related costs	14.8
Estimated severance and additional SERP liability, net of deferred tax assets of $4.7	7.8
Total	$640.0 =======

3.    PRELIMINARY PURCHASE PRICE ALLOCATION

Under the purchase method of accounting, the total estimated purchase price will be allocated to Right's net tangible and identifiable intangible assets based upon their estimated fair values as of January 22, 2004, the date of completion of the transaction. The excess of the purchase price over the net tangible and identifiable intangible assets will be recorded as goodwill. Based upon the estimated purchase price, the following represents the preliminary allocation of the aggregate purchase price to the acquired net assets of Right as of September 30, 2003 (in millions):

Net tangible assets acquired	$ 37.5
Goodwill and identifiable intangible assets	693.7
Deferred taxes on acquired identifiable intangible assets	(91.2)
Total	$640.0 =======

The preliminary allocation of the purchase price is based on the estimates and assumptions of Manpower's management, which are subject to change and the results of valuations described below. These changes could result in a final purchase price allocation that is significantly different than the one identified above.

Net tangible assets acquired were valued at their respective carrying amounts as management believes that these amounts approximate their current fair values.

The purchase price allocated to identifiable intangible assets of $240.0 million (representing the Right tradename and customer list) is currently based on the estimates and assumptions of Manpower's management. The fair value to be recorded for such items and the proper useful lives will be determined based on an independent valuation. Goodwill represents the excess of the purchase price over the fair value of tangible and identifiable intangible assets acquired and is not subject to amortization. However, on at least an annual basis, such goodwill will be subject to an impairment test, which could result in a significant impairment charge.

4.    PRO FORMA NET EARNINGS PER SHARE

The Manpower unaudited pro forma condensed combined statements of operations have been prepared as if the transaction had occurred as of January 1, 2002. The pro forma basic and diluted net earnings per share are based on the weighted average number of shares of Manpower common stock outstanding during each period and the number of shares of Manpower common stock to be issued in connection with the merger, plus the net number of shares subject to Right stock options assumed in connection with the merger, using the treasury stock method (in both cases, based on the exchange rate of 0.3874). The following table shows the adjusted pro forma combined basic and diluted shares for the period presented (in thousands):

	Manpower Weighted Average Shares	New Equivalent Manpower Shares	Pro Forma Combined Weighted Average Shares
For the year ended December 31, 2002
Basic	76,400	9,227 (a)	85,627
Diluted	77,706	10,087 (b)	87,793
For the nine months ended September 30, 2003
Basic	77,492	9,227 (a)	86,719
Diluted	78,449	10,087 (b)	88,536

(a)	Based on the issuance of 0.3874 of a share of Manpower common stock for each share of Right common stock outstanding as of January 21, 2004.
(b)	Includes the impact of the Right stock options assumed.

5.    PRO FORMA ADJUSTMENTS

(A)

To record the repayment of Right's long-term debt as required by change of control provisions in certain agreements. Repayment was funded with an advance of $85.0 million under the U.S. Receivable Facility and $38.8 million in cash. This adjustment also includes the write off of related debt issuance costs. The unaudited pro forma condensed combined statements of operations reflect the elimination of the related interest expense and debt issuance cost amortization.

(B)	To adjust Manpower's historical interest expense and interest income to reflect the debt and cash used to repay Right's long-term debt (discussed in Note A above) and the transaction closing costs.

(C)	This adjustment reflects the termination of two interest rate swap agreements in conjunction with the repayment of Right's long-term debt (discussed in Note A above).

(D)	To record the allocation of the purchase price of the transaction, including the related deferred taxes.

(E)	To eliminate Right's historical equity amounts, existing goodwill, intangible assets and related deferred taxes.

(F)	To eliminate Right's historical amortization of identifiable intangible assets.

(G)	To record the estimated amortization of identifiable intangible assets resulting from the transaction.

(H)	Represents the pro forma impact of Right's 2002 acquisitions, including the acquisition of Coutts in March 2002, as if the acquisitions had occurred on January 1, 2002.

(I)	To record the tax effect of the pro forma adjustments using an estimated statutory tax rate.